Exhibit 99.3

CSX BOARD INVITES TWO NEW MEMBERS TO JOIN IMMEDIATELY

Released: Sep 16, 2008

Jacksonville, Fla. - Sept. 16, 2008 - CSX Corporation (NYSE: CSX) today announced that, in light of yesterday's decision by the Second Circuit Court of Appeals in New York, its Board of Directors has invited TCI Group nominees Christopher Hohn and Timothy O'Toole to join the Board immediately.

Hohn and O'Toole would succeed Dr. William C. Richardson and Dr. Frank S. Royal, each of whom has resigned effective upon his successor taking office.

"We look forward to working together with the full Board to continue delivering outstanding results for our customers and shareholders," said Michael J. Ward, chairman, president and CEO.

The Company reported record earnings in the most recent reporting period and, last week, raised financial guidance for 2008 and through 2010. The update reflects the company's strong performance, diverse traffic base and the positive outlook for rail and intermodal transportation.

As previously announced, the annual meeting will reconvene on September 24, 2008. Voting results will be received and accepted at that time.

About CSX

CSX Corporation, based in Jacksonville, Fla., is one of the nation's leading transportation companies, providing rail, intermodal and rail-to-truck trainload services. The company's transportation network spans approximately 21,000 miles, with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports. More information about CSX Corporation and its subsidiaries is available at the company's web site, www.csx.com.

Forward-looking statements

This information and other statements by the company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management's plans, strategies and objectives for future operation, and management's expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "project," "estimate" and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company does update any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others: (i) the company's success in implementing its financial and operational initiatives, (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; and (v) the outcome of claims and litigation involving or affecting the company.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company's SEC reports, accessible on the SEC's website at www.sec.gov and the company's website at www.csx.com.